Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact:	Investor Relations Contact:
Holly Burkhart	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hburkhart@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS FOURTH QUARTER FINANCIAL RESULTS

WITH LICENSE REVENUES UP 32%

Total Annual Revenues Surpass $500 Million, Up 16% From Last Year;

Company Announces Stock Repurchase Program

PALO ALTO, Calif., December 21, 2006 – TIBCO Software Inc. (Nasdaq: TIBX) today announced record results for its fourth quarter, which ended on November 30, 2006.

Total revenue for the fourth quarter of fiscal 2006 was $161 million and net income was $31.5 million, or $0.14 per diluted share. This compares to total revenue of $134.4 million and net income of $26.6 million, or $0.12 per diluted share, as reported for the fourth quarter of fiscal 2005. Net income includes employee stock-based compensation expense due to SFAS 123(R) of $4.1 million for the fourth quarter of fiscal 2006. Net income prior to fiscal 2006 did not include employee stock-based compensation expense related to SFAS 123(R).

On a non-GAAP basis, net income for the fourth quarter of fiscal 2006 was $29.8 million or $0.14 per diluted share, compared with $21.8 million or $0.10 per diluted share for the fourth quarter of fiscal 2005. Non-GAAP operating income for the fourth quarter of fiscal 2006 was $43 million, resulting in non-GAAP operating margins of 26.7%. This compares to non-GAAP operating income of $33.3 million, or 24.7% in the fourth quarter of fiscal 2005. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and gains on sales of certain equity investments, and assume a non-GAAP effective tax rate of 37% for fiscal 2006 and 38% for fiscal 2005.

“We finished the year strong, delivering significant new product releases to the market and demonstrating solid execution across the board,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “I am very confident in our leadership position in the market as we head into 2007. The continued demand for our products and services is a direct reflection of our vision and commitment to evolving our platform to help customers solve their toughest challenges.”

Fourth Quarter Fiscal 2006 Highlights

•	TIBCO closed 112 deals over $100k and 21 deals over $1 million this quarter;

•	Continued strength across all geographies and product lines; and

•	TIBCO added 74 new customers in Q4 and also expanded its business with leading companies such as Air France-KLM, American Stock Exchange, Beckman Coulter, The Carphone Warehouse, Circuit City, Citi Consumer Bank Asia, Constellation Energy, Sun International Management, Ltd. and Toyota Financial Services.

Stock Repurchase Program

TIBCO is also announcing the approval of an eighteen-month stock repurchase program pursuant to which it may repurchase up to $100 million of its outstanding common stock from time to time in the open market or through privately negotiated transactions. The timing and amount of any repurchases will depend upon market conditions and other corporate considerations.

Conference Call Details

TIBCO has scheduled a conference call for 5:00 pm ET / 2:00 pm PT today to discuss its fourth quarter results. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (800) 500-0177 or (719) 457-2679. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on January 21, 2007 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 6317746.

About TIBCO

TIBCO Software Inc. provides enterprise software that helps companies achieve service-oriented architecture (SOA) and business process management (BPM) success. With over 3,000 customers, TIBCO has given leading organizations around the world better awareness and agility—what TIBCO calls The Power of Now®. To learn more, contact TIBCO at +1 650-846-1000 or on the Web at www.tibco.com.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP Measures to Non-GAAP.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, TIBCO’s leadership position in the market, the continued demand for TIBCO’s products and services, and its vision and commitment to evolve its platform. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially from such forward-looking statements. These factors include: fluctuations in the demand for integration software or economic conditions affecting the market for integration software; TIBCO’s ability to develop and sell products that meet customer needs; and TIBCO’s ability to compete with other enterprise software providers. In addition, TIBCO’s intentions with regard to the stock repurchase program may be affected by a number of factors which include the market price of TIBCO’s stock, general business and market conditions, and management’s determination of alternative needs and uses of TIBCO’s cash resources. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 3, 2006. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	As of November 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$138,912	$208,756
Short-term investments	400,658	268,882
Accounts receivable, net	149,141	121,159
Accounts receivable from related parties	—	1,243
Other current assets	35,699	18,111

Total current assets	724,410	618,151
Property and equipment, net	113,787	116,457
Goodwill	274,442	261,075
Acquired intangible assets, net	55,072	64,742
Long-term deferred income tax assets	21,437	27,440
Other assets	37,211	34,559

Total assets	$1,226,359	$1,122,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,651	$9,656
Accrued liabilities	74,347	59,872
Accrued restructuring and excess facilities costs	4,251	5,840
Deferred revenue	102,269	82,300
Current portion of Long-term debt	1,892	1,798

Total current liabilities	195,410	159,466
Accrued excess facilities costs, less current portion	18,150	24,149
Deferred revenue, less current portion	4,151	—
Deferred income tax liabilities, less current portion	11,439	13,875
Long-term debt, less current portion	46,453	48,345
Other long-term liabilities	4,749	2,970

Total long-term liabilities	84,942	89,339

Total liabilities	280,352	248,805

Total stockholders’ equity	946,007	873,619

Total liabilities and stockholders’ equity	$1,226,359	$1,122,424

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Year Ended
	November 30,		November 30,
	2006	2005	2006	2005
Revenue:
License revenue:
Non-related parties	$88,333	$66,753	$240,071	$187,850
Related parties	—	—	—	16,038

Total license revenue	88,333	66,753	240,071	203,888

Service and maintenance revenue:
Non-related parties	70,796	64,457	269,908	228,539
Related parties	—	1,233	—	6,973
Reimbursable expenses	1,920	1,988	7,300	6,510

Total service and maintenance revenue	72,716	67,678	277,208	242,022

Total revenue	161,049	134,431	517,279	445,910

Cost of revenue:
Cost of license	5,171	3,542	15,936	12,694
Cost of service and maintenance	30,227	30,644	117,745	111,499

Total cost of revenue	35,398	34,186	133,681	124,193

Gross Profit	125,651	100,245	383,598	321,717

Operating expenses:
Research and development	21,015	21,604	85,923	73,136
Sales and marketing	54,584	36,683	172,768	140,370
General and administrative	12,482	10,051	44,139	37,320
Restructuring charge (adjustment)	(1,042)	—	(1,042)	3,905
Amortization of acquired intangible assets	2,362	2,397	9,454	8,912

Total operating expenses	89,401	70,735	311,242	263,643

Income from operations	36,250	29,510	72,356	58,074
Interest income	5,261	3,786	19,936	13,318
Interest expense	(1,169)	(671)	(3,171)	(2,711)
Other income (expenses), net	292	(1,217)	1,437	(1,600)

Income before income taxes	40,634	31,408	90,558	67,081
Provision for (benefit from) income taxes	9,093	4,821	17,694	(5,474)

Net income	$31,541	$26,587	$72,864	$72,555

Net income per share - Basic	$0.15	$0.13	$0.35	$0.34

Shares used to compute net income per share - Basic	210,181	211,444	209,538	213,263

Net income per share - Diluted	$0.14	$0.12	$0.33	$0.32

Shares used to compute net income per share - Diluted	217,849	220,513	218,075	223,977

Net income for the three months and year ended November 30, 2006, include stock-based compensation of $4.1 million and $15.8 million, respectively, under the recently adopted SFAS 123(R).

Total stock-based compensation was $0.1 million for the year ended November 30, 2005 in accordance with APB 25.

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended November 30,
	2006	2005
Cash flows from operating activities:
Net income	$72,864	$72,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	15,641	14,990
Amortization of acquired intangible assets	14,777	14,870
Loss (gain) on disposal of property and equipment	(16)	109
Stock-based compensation	15,818	129
Realized (gain) loss on investments, net	(783)	275
Deferred income tax	(19,550)	(20,744)
Tax benefits related to stock options	24,695	15,851
Excess tax benefits from stock-based compensation	(21,482)	—
Changes in assets and liabilities:
Accounts receivable	(28,002)	(8,764)
Accounts receivable from related parties	1,243	1,643
Prepaid and other assets	(3,942)	(2,853)
Accounts payable	3,008	2,774
Accrued liabilities, restructuring and excess facilities costs	7,566	(26,823)
Deferred revenue	24,113	18,816

Net cash provided by operating activities	105,950	82,828

Cash flows from investing activities:
Purchases of short-term investments	(407,639)	(231,489)
Proceeds from sales and maturities of short-term investments	277,588	254,917
Purchases of private equity investments	(82)	(382)
Proceeds from sales of private equity investments	1,488	—
Cash used in acquisitions, net of cash received	—	(24,849)
Purchases of property and equipment	(12,974)	(14,946)
Restricted cash and short-term investments pledged as security	(1,506)	(465)

Net cash used for investing activities	(143,125)	(17,214)

Cash flows from financing activities:
Proceeds from issuance of common stock	22,243	17,601
Repurchase of common stock	(77,672)	(48,300)
Excess tax benefits from stock-based compensation	21,482	—
Principal payments on long term debt	(1,798)	(1,708)

Net cash used for financing activities	(35,745)	(32,407)

Effect of exchange rate changes on cash	3,076	(5,300)

Net change in cash and cash equivalents	(69,844)	27,907
Cash and cash equivalents at beginning of period	208,756	180,849

Cash and cash equivalents at end of period	$138,912	$208,756

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of purchased intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods, particularly given the adoption of SFAS 123(R) in fiscal 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Stock-based Compensation

TIBCO has incurred stock-based compensation expense as determined under SFAS 123(R) for fiscal 2006, and under APB 25 for earlier comparable periods in its GAAP financial results. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 per TIBCO’s adoption of SFAS 123(R). The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets is inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

The following table is a reconciliation of GAAP measures to non-GAAP for the fourth quarter and year ended November 30, 2006.

TIBCO Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,				Year Ended November 30,
	2006		2005		2006		2005
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$36,250	$31,541	29,510	$26,587	$72,356	$72,864	$58,074	$72,555
Amortization of intangible assets - cost of revenue	1,330	1,330	1,330	1,330	5,322	5,322	5,958	5,958
Amortization of intangible assets - operating expense	2,363	2,363	2,397	2,397	9,454	9,454	8,912	8,912
Stock-based compensation - cost of revenue	498	498	—	—	2,112	2,112	15	15
Stock-based compensation - R&D expense	852	852	—	—	3,612	3,612	9	9
Stock-based compensation - S&M expense	1,199	1,199	19	19	4,617	4,617	104	104
Stock-based compensation - G&A expense	1,519	1,519	—	—	5,477	5,477	1	1
Restructuring charge (adjustment)	(1,042)	(1,042)	—	—	(1,042)	(1,042)	3,905	3,905
Realized gain on sales of private equity investment		—		—		(738)		—
Income tax adjustment for non-GAAP (1)		(8,428)		(8,538)		(26,474)		(38,148)

Non-GAAP	$42,969	$29,832	$33,256	$21,795	$101,908	$75,204	$76,978	$53,311

GAAP net income per share - Diluted		$0.14		$0.12		$0.33		$0.32

Non-GAAP net income per share - Diluted		$0.14		$0.10		$0.34		$0.24

Shares used to compute net income per share - Diluted		217,849		220,513		218,075		223,977

(1)	The estimated non-GAAP effective tax rate was 37% and 38% for 2006 and 2005, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

This non-GAAP tax rate also adjusts for the impact of changes in the valuation allowance recorded against our deferred tax asset.